Exhibit 10.6
ADVENTRX Pharmaceuticals, Inc. 2008 Omnibus Incentive Plan
[Non-Statutory] [Incentive] Stock Option Grant Agreement
     THIS [NON-STATUTORY] [INCENTIVE] STOCK OPTION GRANT AGREEMENT (this “Agreement”), effective as of                     , 20___(the “Grant Date”), is entered into by and between ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and                      (the “Grantee”).
     1. Grant of Option. The Company hereby grants to the Grantee a [non-statutory] stock option (the “Option”) to purchase
shares of common stock of the Company, par value $0.001 per share (the “Shares”), at the exercise price of $                      per Share (the “Exercise Price”). The Option is [not] intended to qualify as an incentive stock option under Section 422 of the Code.
     2. Subject to the Plan. This Agreement is subject to the provisions of the ADVENTRX Pharmaceuticals, Inc. 2008 Omnibus Incentive Plan (the “Plan”), and, unless the context requires otherwise, terms used herein shall have the same meaning as in the Plan. In the event of a conflict between the provisions of the Plan and this Agreement, the Plan shall control.
     3. Term of Option. Unless the Option terminates earlier pursuant to the provisions of this Agreement, the Option shall expire on the tenth anniversary of the Grant Date.
     4. Vesting. The Option shall become vested with respect to one-fourth of the Shares on [Month/Day/Year] and as to one forty-eighth of the Shares at the end of each successive month thereafter until all of the Shares have vested; provided, however, that the Grantee is then providing Services.
     5. Exercise of Option
     (a) Manner of Exercise. To the extent vested, the Option may be exercised, in whole or in part, by delivering written notice to the Company in accordance with paragraph (g) of Section 8 in such form as the Company may require from time to time. Such notice shall specify the number of Shares subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price of such Shares in a manner permitted under the terms of Section 5.5 of the Plan, except that payment with previously acquired Shares may only be made with the consent of the Committee. The Option may be exercised only in multiples of whole Shares and no fractional Shares shall be issued.
     (b) Issuance of Shares. Upon exercise of the Option and payment of the Exercise Price for the Shares as to which the Option is exercised, the Company shall issue to the Grantee the applicable number of Shares in the form of fully paid and nonassessable Shares.
     (c) Capitalization Adjustments. The number of Shares subject to the Option and the Exercise Price shall be equitably and appropriately adjusted, if applicable, as provided in Section 12.2 of the Plan.

     (d) Withholding. No Shares will be issued on exercise of the Option unless and until the Grantee pays to the Company, or makes satisfactory arrangements with the Company for payment of, any federal, state or local taxes required by law to be withheld in respect of the exercise of the Option. The Grantee hereby agrees that the Company may withhold from the Optionee’s wages or other remuneration the applicable taxes. At the discretion of the Company, the applicable taxes may be withheld in kind from the Shares otherwise deliverable to the Grantee on exercise of the Option, up to the Grantee’s minimum required withholding rate or such other rate that will not trigger a negative accounting impact.
     (e) Notice of Disposition. Grantee agrees to notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of the Option that occurs within the later of two (2) years after the Grant Date or within one (1) year after such Shares are transferred to the Grantee.
     6. Termination of Option
     (a) Termination of Employment or Service Relationship Other Than Due to Retirement, Death, Disability or Cause. Unless the Option has earlier terminated, the Option shall terminate in its entirety, regardless of whether the Option is vested, ninety (90) days after the date the Grantee ceases to provide Services for any reason other than, as applicable, the Grantee’s Retirement, death, Disability or termination for Cause. Except as provided in paragraphs (b), (c) or (d) of this Section, any portion of the Option that is not vested at the time the Grantee ceases to provide Services shall immediately terminate.
     (b) Retirement. Upon the Retirement of the Grantee, unless the Option has earlier terminated, the Option shall continue in effect (and, for purposes of vesting pursuant to Section 4, the Grantee shall be deemed to continue to be providing Services) until the earlier of (i) two (2) years after the Grantee’s Retirement (or, if later, the fifth anniversary of the Grant Date) or (ii) the expiration of the Option’s term pursuant to Section 3. For purposes of this Agreement, “Retirement” shall mean termination of the Grantee’s employment with the Company and its Subsidiaries, or a successor company (or a subsidiary or parent thereof) and their respective subsidiaries, other than for Cause (a) if (i) the Grantee is then at least age 60 and (ii) the sum of the Grantee’s age and years of continuous service with the Company and its Subsidiaries is then equal to at least 70 or (b) if the Committee characterizes such termination as a “Retirement” for purposes of this Agreement. For clarity, this Section 6(b) shall apply only to Grantees who are Employees at the time of termination.
     (c) Death. Upon the Grantee’s death, unless the Option has earlier terminated, the Grantee’s executor or personal representative, the person to whom the Option shall have been transferred by will or the laws of descent and distribution, or such other permitted transferee, as the case may be, may exercise the Option in accordance with paragraph (a) of Section 5, to the extent vested, provided such exercise occurs within twelve (12) months after the date of the Grantee’s death or the end of the term of the Option pursuant to Section 3, whichever is earlier.

     (d) Disability. In the event that the Grantee ceases to provide Services by reason of Disability, unless the Option has earlier terminated, the Option may be exercised, in accordance with paragraph (a) of Section 5, to the extent vested, provided such exercise occurs within six (6) months after the date of Disability or the end of the term of the Option pursuant to Section 3, whichever is earlier. For purposes of this Agreement, “Disability” shall mean the Grantee’s becoming disabled within the meaning of Section 22(e)(3) of the Code, or as otherwise determined by the Committee in its discretion. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate and the Committee’s determination as to whether the Grantee has incurred a Disability shall be final and binding on all parties concerned.
     (e) Termination for Cause. Upon termination by the Company or a Subsidiary or a successor company (or a subsidiary or parent thereof) of the Grantee’s employment or service relationship for Cause, unless the Option has earlier terminated, the Option shall immediately terminate in its entirety and shall thereafter not be exercisable to any extent whatsoever. For purposes of this Agreement, except as otherwise provided in a written employment or severance agreement between the Grantee and the Company or a severance plan of the Company covering the Grantee (including a change in control severance agreement or plan), “Cause” shall mean: the commission of any act of fraud, embezzlement or dishonesty by Grantee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company or a Subsidiary or a successor company (or a subsidiary or parent thereof), or any other intentional misconduct by such person adversely affecting the business affairs of the Company or a Subsidiary or a successor company (or a subsidiary or parent thereof) in a material manner.
     (f) Automatic Extension of Exercise Period. Notwithstanding any provisions of paragraphs (a), (b), (c) or (d) of this Section to the contrary, if exercise of the Option following termination of employment or service during the time period set forth in the applicable paragraph or sale during such period of the Shares acquired on exercise would violate any of the provisions of federal securities laws (or any Company policy related thereto), the time period to exercise the Option shall be extended until the later of (i) forty-five (45) days after the date that the exercise of the Option and sale of the Shares acquired on exercise would not be a violation of federal securities laws (or a related Company policy), or (ii) the end of the time period set forth in the applicable paragraph.
     7. Change in Control.
     (a) Effect on Option. In the event of a Change in Control, to the extent the successor company (or a subsidiary or parent thereof) does not assume or substitute for the Option on substantially the same terms and conditions (which may include settlement in the common stock of the successor company (or a subsidiary or parent thereof)), the Option shall (i) vest and become exercisable on the day prior to the date of the Change in Control if the Grantee (A) is then providing Services or (B) was terminated without Cause as an Employee, Consultant or Director in connection with or in contemplation of the Change in Control and (ii) terminate on the date of the Change in Control. In the event of a Change in Control and solely if the Grantee was an Employee on the date of the Change of Control and is an Employee on the date of termination (as contemplated below), in both cases regardless of whether the Grantee was also a

Director on such dates, to the extent the successor company (or a subsidiary or parent thereof) assumes or substitutes for the Option on substantially the same terms and conditions (which may include providing for settlement in the common stock of the successor company (or a subsidiary or parent thereof)), if within 24 months following the date of the Change in Control the Grantee’s employment is terminated by the Company or a Subsidiary or the successor company (or a subsidiary or parent thereof) without Cause or by the Grantee for Good Reason, the Option shall become fully vested and exercisable, and may be exercised by the Grantee at any time until the tenth anniversary of the Grant Date.
     (b) Good Reason. For purposes of this Agreement, except as otherwise provided in paragraph (c) of this Section, “Good Reason” shall mean, in each case without Grantee’s explicit written consent, which Grantee may withhold or provide in Grantee’s sole and absolute discretion, (i) a reduction by the Company or a Subsidiary or a successor company (or a subsidiary or parent thereof) of more than 10% in Grantee’s rate of annual base salary as in effect immediately prior to such Change in Control; (ii) a reduction by the Company or a Subsidiary or a successor company (or a subsidiary or parent thereof) of more than 10% of Grantee’s individual annual target or bonus opportunity, except under circumstances where the Company or the Subsidiary or the successor company (or a subsidiary or parent thereof) implement changes to the bonus structure of similarly situated employees, including but not limited to changes to the bonus structure designed to integrate the Company’s or the Subsidiary’s personnel with other personnel of the successor company (or a subsidiary or parent thereof); (iii) a change in position that materially reduces Grantee’s level of responsibility, including the level of person to whom Grantee reports; or (iv) a relocation (A) of more than 50 miles from Participant’s primary office location at the time of the Change in Control or (B) that would reasonably be expected to increase Grantee’s commute such that Grantee’s commute would reasonably be expected to be more than a total of 1.5 hours per day.
     (c) Other Agreement or Plan. The provisions of this Section (including the definitions of Cause and Good Reason), shall be superseded by the specific provisions, if any, of a written employment or severance or service agreement between the Grantee and the Company or a severance plan of the Company covering the Grantee, including a change in control severance agreement or plan, to the extent such a provision provides a greater benefit to the Grantee.
     8. Miscellaneous.
     (a) No Rights of Stockholder. The Grantee shall not have any of the rights of a stockholder with respect to the Shares subject to this Option until such Shares have been issued upon the due exercise of the Option.
     (b) No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission (“SEC”)) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.
     (c) Nontransferability of Option. [For use only with NSOs:] [Except to the extent and under such terms and conditions as determined by the Committee, the] [For use only with ISOs:] [The] Option shall be nontransferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Grantee, the Option may be exercised only by the Grantee or, during the period the Grantee is under a legal disability, by the Grantee’s guardian or legal representative. Notwithstanding the foregoing, the Grantee may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the Grantee’s death, shall thereafter be entitled to exercise the Option.
     (d) Severability. If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.
     (e) Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, other than its conflict of laws principles.
     (f) Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
     (g)  Notices. All notices required or permitted under this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by registered or certified mail, postage prepaid. Notice by mail shall be deemed delivered on the date on which it is postmarked.
     Notices to the Company should be addressed to:
     ADVENTRX Pharmaceuticals, Inc.
     6725 Mesa Ridge Road, Suite 100
     San Diego, CA 92121
     Attention: General Counsel
     Notice to the Grantee should be addressed to the Grantee at the Grantee’s address as it appears on the records of the Company or a Subsidiary or a successor company (or a subsidiary or parent thereof).
     The Company or the Grantee may by writing to the other party, designate a different address for notices. If the receiving party consents in advance, notice may be transmitted and received via facsimile or via such other electronic transmission mechanism as may be available to the parties. Such notices shall be deemed delivered when received.
     (h) Agreement Not a Contract.  This Agreement (and the grant of the Option) is not an employment or service contract, and nothing in the Option shall be deemed to create in any way whatsoever any obligation on Grantee’s part to continue as an employee or director of or consultant to the Company or a Subsidiary or a successor company (or a subsidiary or parent thereof), or of the Company or a Subsidiary or a successor company (or a subsidiary or parent thereof) to continue Grantee’s service as such an employee, director or consultant.
     (i) Entire Agreement; Modification. This Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto, and may be rescinded only by a written agreement signed by both parties.
     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.

ADVENTRX PHARMACEUTICALS, INC.

By:

Grantee